As filed with the Securities and Exchange Commission on May 23, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HIGHLAND HOSPITALITY CORPORATION

(Exact name of Registrant as specified in its Charter)

Maryland	57-1183293
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

8405 Greensboro Drive, Suite 500

McLean, Virginia 22102

(703) 336-4901

(Address of principal executive office)

Highland Hospitality Corporation

Amended and Restated

2003 Omnibus Stock Incentive Plan

(Full title of the Plan)

James L. Francis

President and CEO

Highland Hospitality Corporation

8405 Greensboro Drive, Suite 500

McLean, Virginia 22102

(703) 336-4901

(Name, address and telephone number of agent for service)

Copies to:

James E. Showen, Esq.

Kevin L. Vold, Esq.

Hogan & Hartson L.L.P.

555 Thirteenth Street, N.W.

Washington, D.C. 20004

(202) 637-5600

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	3,000,000	$12.16	$36,480,000	$3,903

(1)	Pursuant to Rule 416(a) of the Securities Exchange Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Company’s Common Stock that become issuable under the plan by reason of any stock splits, stock dividends or similar transactions.

(2)	Calculated pursuant to Rule 457(c) of the Securities Act on the basis of $12.16 per share, which was the average of the high and low prices of the Common Stock as quoted on the New York Stock Exchange on May 19, 2006.

EXPLANATORY STATEMENT

We are filing this registration statement to register an additional 3,000,000 shares of our Common Stock for issuance pursuant to the Highland Hospitality Corporation Amended and Restated 2003 Omnibus Stock Incentive Plan (the “Plan”). The increase in the number of shares authorized for issuance under the Plan, as well as certain other amendments to the Plan that are described in our definitive Proxy Statement for our 2006 Annual Meeting of Stockholders, were approved by our stockholders at our 2006 Annual Meeting of Stockholders held on May 23, 2006. Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statements related to the Plan on Form S-8 filed on December 19, 2003 (File No. 333-111341) and December 16, 2004 (File No. 333-121340) are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

We incorporate information into this Registration Statement by reference, which means that we disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission (the “SEC”). The information incorporated by reference is deemed to be part of this Registration Statement, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this Registration Statement. This Registration Statement incorporates by reference the documents set forth below, the file number for each of which is 1-31906, that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2005 filed on March 7, 2006;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 filed on May 8, 2006;

•	our Current Reports on Form 8-K filed on February 1, 2006; February 28, 2006; March 8, 2006; March 13, 2006; March 15, 2006; March 31, 2006, and May 23, 2006; and

•	the description of our common stock incorporated by reference into our Registration Statement on Form 8-A, filed under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which incorporates by reference the description of our common stock contained in our Registration Statement on Form S-11 (Reg. No. 333-108671), and all amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this Registration Statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this Registration Statement until the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K except to the extent set forth above. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

You may obtain copies of any of these filings through Highland Hospitality Corporation as described below, through the SEC or through the SEC’s Internet website at www.sec.gov. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this Registration Statement, by requesting them in writing, by telephone or via the Internet at:

Highland Hospitality Corporation

8405 Greensboro Drive, Suite 500

McLean, Virginia 22102

(703) 336-4901

Attn: Investor Relations

Internet Website: www.highlandhospitality.com

Item 8.	Exhibits.

The Exhibits to this Registration Statement are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia on May 23, 2006.

HIGHLAND HOSPITALITY CORPORATION (Registrant)

By:	/s/ James L. Francis
James L. Francis
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Highland Hospitality Corporation, a Maryland corporation, do hereby constitute and appoint James L. Francis, Douglas W. Vicari and Tracy M. J. Colden and each and either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities indicated on May 23, 2006.

Name	Title

/s/ Bruce D. Wardinski Bruce D. Wardinski	Chairman of the Board of Directors

/s/ James L. Francis James L. Francis	Director and President and Chief Executive Officer (Principal Executive Officer)

/s/ Douglas W. Vicari Douglas W. Vicari	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ John M. Elwood John M. Elwood	Director

Name	Title

/s/ W. Reeder Glass W. Reeder Glass	Director

/s/ John W. Hill John W. Hill	Director

/s/ Thomas A. Natelli Thomas A. Natelli	Director

/s/ Margaret A. Sheehan Margaret A. Sheehan	Director

/s/ William L. Wilson William L. Wilson	Director

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Hogan & Hartson L.L.P. as to the legality of the securities being registered.

10.1	Highland Hospitality Corporation Amended and Restated 2003 Omnibus Stock Incentive Plan (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 23, 2006, and incorporated by reference herein).

23.1	Consent of KPMG LLP

23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page)